Exhibit 10.44

MASTER INVESTMENT AGREEMENT

This Agreement is entered into between CareView Communications, Inc., a Nevada corporation (“CareView”), and Rockwell Holdings I, LLC, a Wisconsin limited liability company (“Investor”), as of November 16, 2009.

WHEREAS, CareView’s wholly owned subsidiary, CareView Communications, Inc., a Texas corporation (“CareView-TX”) has developed a system of products and services that CareView markets and sells under the CareView System® trademark (the “System”); and

WHEREAS, CareView desires to implement the System in various hospitals with investment and financing from Investor and Investor desires to make such investments and provide such financing;

WHEREAS, CareView and Investor are entering into this Agreement to establish the terms and conditions under which Investor will make such investments and provide such financing; and

WHEREAS, CareView and Investor have already identified Hillcrest Medical Center in Tulsa, Oklahoma (“Hillcrest”) and Saline Memorial Hospital in Benton, Arkansas (“Saline”) as hospitals at which the System will be implemented using investment and financing from Investor;

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Projects and Project Offers. CareView shall from time to time identify a hospital (a “Project Hospital”) at which CareView desires to install and operate the System using investment and financing from Investor (a “Project”). CareView shall notify Investor in writing of each Project that is desires to undertake (a “Project Offer”) and the estimated maximum number of rooms in the Project Hospital in which it intends to install the System (the “Project Room Estimate”). Investor shall notify CareView in writing whether it accepts or rejects a Project Offer. CareView may, by written notice to Investor, withdraw a Project Offer at any time prior to its acceptance by Investor, and if Investor fails to give CareView notice of its response to a Project Offer within 30 days of its notice of the Project Offer, the Project Offer will be deemed to have been rejected by Investor.

Investor may request additional information from CareView regarding a Project prior to accepting or rejecting a Project Offer. Investor and CareView may, by mutual written agreement, (1) extend the time period in which Investor may accept a Project Offer, (2) determine that a Project Offer has been accepted by Investor regardless of whether it was otherwise accepted timely, or (3) establish other terms and conditions regarding Investor’s acceptance of the Project Offer. Whenever this Agreement refers to the number of rooms in which the System is or will be installed, one nurses station shall be the equivalent of two rooms.

For purposes of this Agreement, Hillcrest and Saline shall be both deemed Project Hospitals for which Investor has accepted a Project Offer. The Project Room Estimate for Hillcrest is 739 rooms, and the Project Room Estimated for Saline is 175 rooms.

2. Hospital Contract. Before or within 60 days after Investor’s acceptance of a Project Offer, CareView shall cause CareView-TX to enter into a service agreement (the “Project Hospital Contract”) with the Project Hospital, or with its administrators, to implement and operate the System at the Project Hospital for a minimum term of three years. The Project Hospital Contract shall be in substantially the form of Exhibit A or such other form as mutually agreed between CareView and Investor.

CareView-TX has already entered into Project Hospital Contracts for Hillcrest and Saline, a copy of which Investor has already been provided and approved.

3. Establishing Project LLC. Unless Investor and CareView otherwise agree in writing, they shall, within 30 days after Investor’s acceptance of a Project Offer or, if later, 10 days after the execution of the Project Hospital Contract, do the following with respect to a Project:

(a) file or cause to be filed with the Wisconsin Department of Financial Institutions Articles of Organization establish a manager-managed Wisconsin limited liability company under such name and having such registered agent and office as they may mutually agree (the “Project LLC); and

(b) enter into an Operating Agreement for the Project LLC, dated as of the effective date of the Project LLC’s Articles of Organization, in substantially the form of Exhibit B attached hereto (the “Project LLC Operating Agreement”);

With respect to the respective Hillcrest and Saline Projects, Investor and CareView shall, simultaneously with the execution of this Agreement, enter into separate Project LLC Operating Agreements for each such Project.

4. Ownership of Project Property. On and after the effective date of the Project LLC Operating Agreement, all equipment, devices, hardware, cables and other personal property required to be provided for the Project by CareView (or its assigns) under the Project Hospital Contract shall be acquired by CareView on behalf of and in the name of the Project LLC.

5. CareView’s Obligations. Unless Investor and CareView otherwise agree in writing, CareView shall, within 30 days after the effective date of the Project LLC Operating Agreement, do the following:

(a) cause CareView-TX to execute and deliver to the Project LLC, an assignment (the “Project Hospital Contract Assignment”) in substantially the form attached hereby as Exhibit C, assigning to the Project LLC the Project Hospital Contract and all rights and duties thereunder; and obtain and deliver to the Investor and the Project LLC the execution by the Project Hospital of its consent to such assignment in substantially the form as set forth therein;

(b) execute and deliver to the Project LLC, and cause CareView-TX to execute and deliver to the Project LLC, a Limited License of Intellectual Property Rights in substantially the form of Exhibit D, enabling the Project LLC to utilize the System intellectual property needed to operate the System

(c) acquire, on behalf of the Project LLC, all equipment and other personal property necessary for the operation of the System at that Project Hospital, and install and set-up the System for the Project and all equipment, computers, monitors, cables, connections, interfaces, hardware, software and other personal property necessary to implement and operate the System, at a reimbursement of cost paid by the Project LLC to CareView of $1,650 per installed Project Room (the “Per Room Reimbursement”) for the cost of all System equipment and other personal property required for each Project Room and for all the services involved in the installation and set-up of the System with respect to each Project Room.

(d) execute and deliver to the Project LLC a Project Services Subcontract Agreement in substantially the form of Exhibit E, by which the Project LLC subcontracts for CareView to perform the Project LLC’s duties (as assignee) under the Project Hospital Contract; and

(e) if and to the extent that CareView or CareView-TX has already installed equipment or personal property owned by it or was acquired in its name any of the equipment or personal property that will be installed at the Project Hospital for use in connection with the operation of the System at such Project Hospital, then CareView shall transfer to the Project LLC, or cause CareView TX to transfer to the Project LLC, the title or rights to such personal property in exchange for the Project LLC’s payment to CareView of $1,650 per installed Project Room, and CareView shall execute and deliver to the Project LLC, or, if the personal property is owned by CareView-TX, cause CareView-TX to execute and deliver to the Project LLC, a bill of sale, in such form as is acceptable to the Investor, assigning such personal property to the Project LLC, free and clear of any adverse liens or claims.

CareView’s delivery of the items set forth in clauses (a) and (b) above shall constitute CareView’s capital contribution to the Project LLC.

With respect to the respective Hillcrest and Saline Projects, CareView shall perform its obligations under clauses (a), (b), (d) and (e) prior to or simultaneously with the Investor’s performance of its obligations under Section 7; provided, however, that with respect to the obligation of CareView under clause (a), CareView shall cause

CareView-TX to immediately execute and deliver to the respective Project LLCs the Project Hospital Contract Assignments for the Hillcrest and Saline Projects, but CareView shall have up to 60 days following the date of the respective Project Hospital Contract Assignments in which to obtain the execution and delivery by the respective Project Hospitals of their consent such assignments. CareView shall use its best efforts to obtain the execution and delivery by the respective Project Hospitals of their consent to such assignments as soon as possible after the date of the respective Project Hospital Contract Assignments, and CareView shall notify Investor promptly of the execution and delivery by the respective Project Hospitals of such consents.

In the event that CareView fails to timely perform its obligations with respect to either the Hillcrest Project or the Saline Project as provided for in the foregoing paragraph, Investor shall have the right to rescind all of its agreements and obligations with respect to that Project entered into or undertaken pursuant to this Agreement by giving written notice of such rescission to CareView (a “Rescission Election”), in which event Investor shall immediately receive from that Project LLC a return of the entire amount of the Project Loan funded by Investor and the entire amount of the capital contribution made to that Project LLC (collectively, the “Rescission Refund”), and upon Investor’s receipt of the Rescission Refund, all of Investor’s rights and obligations with respect to the Project as provided for in this Agreement and the agreements with respect to that Project entered into pursuant to this Agreement shall be and are rescinded. In the event Investor makes a Rescission Election, Investor shall, immediately following the receipt by Investor of the Rescission Refund, return to the Project LLC the original Project Note or, if applicable, the original Restated Project Note, the original Project Security Agreement, the original Project Warrant, if applicable, and any original of the Project Operating Agreement, and Investor shall cause any filed UCC financing statement evidencing the Project Security Agreement to be terminated. Investor’s option to make a Rescission Election and rescind its transactions with respect to a Project, as provided for in this paragraph, shall be in addition to and not to the exclusion of any other remedies that Investor may have in the event of a default by CareView of its obligations with respect to a Project under either this Agreement or any agreement entered into with respect to that Project pursuant to this Agreement.

CareView hereby guarantees the prompt and immediate payment to Investor of the Rescission Refund in the event that Investor makes a Rescission Election, and CareView grants to Investor a security interest in all of its assets, whether now owned or hereafter acquired, including all of the proceeds of the foregoing, as security for the performance by CareView of its guaranty. CareView authorizes Investor to file one or more financing statements evidencing this security interest and/or Investor’s rights under this security interest, and CareView agrees to execute any documents that may be necessary to allow Investor to file evidence of such security interest with any governmental agency that records or files such interests or that may be necessary to enable Investor to have a possessory security interests in collateral in which a security interest may only be acquired by possession. In connection with the granting by CareView of this security interest to Investor, CareView warrants and represents to Investor that none of CareView’s assets have been pledged to secure any other obligation of CareView. The security interest granted by CareView to Investor in this paragraph shall immediately terminate when both of the following have occurred: (i) with respect to the Hillcrest Project, either Investor has received notice that the Project Hospital Contract Assignment has been executed by the Project Hospital and delivered to the Project LLC or the Rescission Refund has been received by the Investor, and (ii) with respect to the Saline Project, either Investor has received notice that the Project Hospital Contract Assignment has been executed by the Project Hospital and delivered to the Project LLC or the Rescission Refund has been received by the Investor. Upon the termination of the security interest granted to Investor by CareView in this paragraph, Investor shall terminate any financing statements or other evidence of the security interest filed in any office of a governmental agency and return to CareView any collateral granted by the security interest that is in Investor’s possession (if any).

6. Project LLC’s Obligations. Unless Investor and CareView otherwise agree in writing, CareView and Investor shall cause the Project LLC, within 30 days after the effective date of the Project LLC Operating Agreement, to do the following:

(a) execute and deliver to the Investor a Promissory Note (the “Project Note”) in the principal amount of one-half of the product of the number of rooms set forth in Project Room Estimate times $1,650, which Project Note shall be dated when executed, shall be in substantially the form of Exhibit F-1, and shall provide for (i) interest accruing on its outstanding balance at 10% per annum, (ii) payments commencing on the earlier to occur of the date that the monthly Primary Package payments fees first become payable under the Project Hospital Contract or six months from the date of the Project Note, and (iii) for payment in monthly installments of one-half of the aggregate monthly fees for the Primary Package payable under the Project Hospital Contract (i.e. one-half the per camera fee times the number of cameras covered by the Project), provided the entire outstanding balance of principal and all accrued interest is payable on or before the third anniversary of the date payments commence.

(b) execute and deliver to the Investor a General Business Security Agreement in substantially the form of Exhibit G (the “Project Security Agreement”) securing payment of the Project Note;

(c) execute and deliver to CareView and the Project Hospital the Project Hospital Contract Assignment, accepting the assignment of the Project Hospital Contract to it and its assumption of the duties of CareView thereunder;

(d) execute and deliver to CareView the Limited License of Intellectual Property Rights accepting its rights thereunder on the terms and conditions thereof.

(e) execute and deliver to the CareView the Project Services Subcontract Agreement.

(f) pay CareView for any equipment or other personal property transferred to it as provided for in Section 5(e).

7. Investor’s Obligations. Unless Investor and CareView otherwise agree in writing, Investor shall, with respect to a Project:

(a) Upon execution and delivery to it of the Project Note, deliver to the Project LLC an amount equal to one-half of the product of the number of rooms set forth in Project Room Estimate times $1,650, which sum shall be allocated in equal parts between (i) capital contribution by the Investor to the Project LLC and (ii) funding of the loan (the “Project Loan”) from Investor evidenced by the Project Note;

(b) Within 10 days after CareView gives Investor written notice of completion of the installation of the equipment to operate the System at the Project Hospital and the number of rooms in which the System has been installed (the “Project Installation Notice”), deliver to the Project LLC the difference between (i) the product of the actual number of rooms in the Project Hospital in which the System has been installed times $1,650 and (ii) the amount delivered under clause (a) above, which sum shall be allocated in equal parts between (i) additional capital contribution by the Investor to the Project LLC and (ii) funding of the remainder of the Project Loan.

Investor’s obligations to fund a Project Loan and make capital contributions to a Project LLC are contingent upon the timely performance by CareView of all of its obligations under this Agreement to be performed prior to the performance of Investor’s obligations under this Section.

Upon funding of the remainder of the Project Loan as set forth above, Investor and the Project LLC shall execute an Amended and Restated Project Note (the “Restated Project Note”) in substantially the form of Exhibit F-2, which Restated Project Note shall (i) be dated as of the date executed, (ii) replace the original Project Note, and (iii) provide for a principal amount due thereunder equal to the outstanding principal amount of the Project Loan funded by Investor together with any unpaid interest accruing thereon to the date of the Restated Project Note.

The foregoing notwithstanding, with respect to the Hillcrest and Saline Projects, simultaneously with the execution and delivery of the respective Project Notes to Investor by the respective Project LLCs, the Investor shall deliver to the Project LLCs for the Hillcrest Project and for the Saline Project, respectively, the amounts set forth in the second paragraph of Section 8, below, which amounts shall be allocated between the Project Loan and capital contribution for the Project LLCs as set forth above, and which shall satisfy the Investor’s obligations under clause (a) of the first paragraph of this Section.

8. Project LLC’s Reimbursement to CareView and Investor. Unless Investor and CareView otherwise agree in writing, CareView and Investor shall cause the Project LLC (a) to pay to CareView 50% of the product of the number of rooms set forth in the

Project Room Estimate times $1,650 upon CareView obtaining a contract for substantially all the equipment and other personal property required to operate the System at the Project and giving the Project LLC notice thereof, and (b) within 10 days after CareView gives the Project LLC written notice of completion of the installation of the System in all the rooms for the Project, to pay to CareView the difference between (i) the product of the actual number of rooms in the Project Hospital in which the System has been installed times $1,650 and (ii) the amount delivered under clause (a) of this sentence.

The foregoing paragraph of this Section notwithstanding, with respect to the Hillcrest Project, CareView and Investor shall cause that Project LLC, immediately upon execution and delivery of that Project Note by that Project LLC to Investor, and in lieu of the amount to be paid pursuant to clause (a) of the first paragraph of this Section, to pay to CareView the sum of $1,650 times 160 rooms in which the System is already installed at Hillcrest, plus 70% of the balance of the number of rooms in the Project Room Estimate for Hillcrest times $1,650. The foregoing paragraph of this Section notwithstanding, with respect to the Saline Project, CareView and Investor shall cause that Project LLC, immediately upon execution and delivery of that Project Note by that Project LLC to Investor, and in lieu of the amount to be paid pursuant to clause (a) of the first paragraph of this Section, to pay to CareView the sum of $1,650 times 33 rooms in which the System is already installed at Saline, plus 70% of the balance of the number of rooms in the Project Room Estimate for Saline times $1,650.

The reasonable legal expenses that Investor has incurred in connection with the preparation of this Agreement and the form of documents to be used in connection with the Projects, including reasonable future fees that will be incurred by Investor to have the form documents prepared with respect to a specific Project LLC, shall be reimbursed to Investor (the “Legal Fee Reimbursement”) by the Project LLCs (without an allocation or limitation of this reimbursement among them) until the entire Legal Fee Reimbursement is paid. The Legal Fee Reimbursement for preparation of this Agreement, for preparation of the form of Exhibits B-F, and for the future preparation of the form documents (based on the Exhibits hereto) for the Hillcrest Project and the Saline Project is expected to be in the total amount of approximately $27,000, which amount is agreed by CareView to be reasonable.

9. CareView Warrants. Concurrent with the execution of the Restated Project Note, CareView shall issue to Investor a warrant (the “Project Warrant”) in substantially the from attached hereto as Exhibit H, granting to Investor the right to purchase, at a purchase price of $0.52 per shares and upon the terms and conditions of the Project Warrant, such number of shares of common stock of CareView that is equal to the product of the actual number of rooms in the Project Hospital in which the System has been installed times 1,650.

10. Escrow Deposit Agreement. Concurrent with the execution of a Project Hospital Contract Assignment, CareView and Investor shall execute an Escrow Deposit Agreement with respect to such Project in substantially the form attached hereto as

Exhibit I (a “Project Escrow Deposit Agreement”), and they shall obtain the execution of the Project Escrow Deposit Agreement by a bank that will act as the Escrow Bank as provided for therein.

11. CareView’s Purchase Option.

(a) At any time after the conditions to exercise set forth below have been satisfied with respect to a Project, CareView may elect to purchase Investor’s entire interest in the Project LLC by giving written notice to Investor of its election, in which event Investor shall sell its interest in the Project LLC to CareView, free and clear of any and all liens, claims and encumbrances, in consideration for the payment by CareView to Investor of an amount equal to 50% of four times the Annualized Net Cash Flow (as defined below) from the Project. Closing of the purchase and sale shall occur within 30 days of Investor’s receipt of CareView’s notice of election.

(b) CareView shall not be entitled to exercise the option set forth in clause (a) above unless:

(i)	The Project Note and all interest due thereunder has been paid in full;

(ii)	Investor has received its Preferential Return (as defined below); and

(iii)	The initial term of the Project Hospital Contract has terminated.

(c) In the event that the initial term of the Project Hospital Contract has not terminated but CareView nonetheless desires to exercise its option set forth in subsection (a) above, CareView may exercise its option and purchase Investor’s interest in the Project LLC in the same manner as set forth in subsection (a), except that in addition to the consideration payable to Investor as provided for in subsection (a), CareView shall pay to Investor (i) the unpaid balance of Investor’s Preferential Return, (ii) the estimated amount of distributions from the Project LLC beyond the Preferential Return that Investor would have received during the remainder of the initial term of the Project Hospital Contract, as reasonably determined in good faith and agreed to in writing by Investor and CareView, and (iii) the outstanding balance due Investor under the Note, together with the total amount of additional interest that would have accrued under the Note from the date of CareView’s purchase of Investor’s interest in the Project LLC to the end of the initial term of the Project Hospital Contract. In the event that CareView elects to purchase Investor’s interest in the Project LLC under the terms of this subsection (c), Investor shall, in addition to assigning Investor’s interest in the Project LLC, assign the Project Note to CareView, without recourse.

(d) The following terms used in this Agreement shall have the following meanings:

“Annualized Net Cash Flow” shall mean the amount, on an accrual basis and annualized using the prior 24 calendar months, or such lesser number of months if services have not been provided under the Project Hospital Contract for at least 24 months, of the gross revenue payable to the Project LLC under the Project Hospital Contract, less (a) the cost of goods or services directly related to providing the services to the Project Hospital under the Project Contract (other than any amounts payable to CareView under the Project Services Subcontract Agreement or otherwise) and (b) any amount of the Shared Revenue Package reimbursed to the Project Hospital (as defined in the Project Hospital Contract). The Annualized Net Cash Flow shall not take into account any distributions to CareView or Investor under the Project LLC’s Operating Agreement or any payments of principal or interest to Investor under the Project Note.

“Preferential Return” shall mean the amount of Investor’s aggregate capital contribution to a Project LLC plus 10% per annum, compounded monthly, accruing on the combined amount of such contributions and compound interest that has not been returned to Investor through distributions from the Project LLC.

12. Investor’s Put Option. If the conditions set forth in Sections 11(b)(i) and (ii) have been satisfied, then Investor may at any time elect to require CareView to purchase Investor’s entire interest in the Project LLC, by giving written notice to CareView of its election, in which event Investor shall sell its interest in the Project LLC to CareView, free and clear of any and all liens, claims and encumbrances, and CareView shall purchase such interest, in consideration for the payment by CareView to Investor of a purchase price in an amount equal to 50% of four times the Annualized Net Cash Flow from the Project. Closing of such purchase and sale shall occur within 30 days of Investor’s election to sell its interest in the Project LLC. At closing, CareView may pay the purchase price in cash and/or by delivery of its promissory note in the principal amount of the purchase price less any cash delivered. Any such promissory note shall bear interest at the rate of 10% per annum, shall be amortized for payment in full in equal monthly installments over a 5-year term, and shall otherwise contain terms and provisions substantially similar to the Project Note. Any such promissory note shall be guaranteed by the Project LLC and secured by all of the assets of the Project LLC, including without limitation the Project Hospital Contract, the license set forth in Section 5(b), and the equipment and other personal property installed at the Project Hospital.

13. Preferred Status of Investor. In the event that CareView funds, through another non-institutional investor or investors, a System installation and operation project similar to the Projects contemplated in this Agreement (a “Non-Investor Project”), and the terms and conditions of the investment/financing for a Non-Investor Project are more favorable overall from an economic or security perspective than the terms and conditions of Investor’s investment/financing for a Project, then the terms and conditions of any investment/financing for any future Project shall, at Investor’s option, be on the same terms and conditions of the more favorable Non-Investor Project, and the terms and conditions of any investment/financing for any existing Project shall, at Investor’s option, be amended to be consistent with the terms and conditions of the more favorable Non-Investor Project. CareView shall notify Investor of the general terms and conditions of the investment/financing for each Non-Investor Project that it undertakes.

14. Investor Consent to Payment Directions by CareView. CareView shall not, without the written consent of Investor, either (a) direct a Project Hospital to pay any amounts payable by it under its Project Hospital Contract other than as provided for in the Project Hospital Contract Assignment of that Project Hospital Contract, or (b) direct the disposition of funds paid into a Project Escrow Deposit Account other than as provided for in that agreement.

15. General Provisions.

(a) Entire Agreement; Modification. This Agreement and the documents to be executed pursuant hereto contain the entire agreement between the parties hereto with respect to the matters contemplated herein and there are no agreements, representations or warranties with respect to such matters that are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument signed by or on behalf of all parties hereto.

(b) Notices. All notices, notifications, and elections and other communications required or permitted pursuant to this Agreement shall be made in writing and shall be deemed to have been duly given and effective: (1) upon delivery if personally hand-delivered; (2) on the earlier of the fourth (4th) day after mailing or the date of return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (3) on the date sent if sent by facsimile or email; or (4) on the date of delivery if sent by a recognized overnight courier. Such communications shall be addressed as follows, or as otherwise directed in a notice by any party given to all other parties in accordance herewith, and shall be effective as notice to all the following indicated persons if delivered in accordance herewith:

If to Investor:	Rockwell Holdings I, LLC
c/o Matthew Bluhm
1418 North Lake Shore Drive
Suite 29
Chicago, IL 60610

Copy to:	Neider & Boucher, S.C.
c/o George R. Kamperschroer
440 Science Drive, Suite 300
Madison, WI 53711

If to CareView:	Samuel Greco, CEO
CareView Communications Inc.
405 Highway 121, Suite B-240
Lewisville, TX 75067

Copy to:	John Bailey, CFO
CareView Communications Inc.
405 Highway 121, Suite B-240
Lewisville, TX 75067

(c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin, without giving effect to its conflict of laws provisions.

(d) Binding Effect. This Agreement shall be binding upon the parties and inure to the benefit of their respective successors, assigns, heirs and legal representatives.

(e) Headings. The headings in this Agreement are for convenience and reference only and shall not be deemed to alter or affect any provision hereof.

(f) Waivers and Acceleration. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(g) Severability. If any provision of this Agreement shall, under any circumstances, be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

(h) No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity that is not a party to this Agreement, except as expressly provided hereunder.

(i) Attorneys Fees. In the event of any legal or equitable action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover from the other party all costs of such action, including reasonable attorneys fees.

(j) Execution in Counterparts, Facsimile. This Agreement may be executed in one or more counterparts, each bearing the signatures of one or more parties. Each counterpart shall be considered an original and all of the counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. For purposes of executing this Agreement, a document signed and transmitted by electronic means (such as in PDF format via e-mail or via facsimile machine) is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

INVESTOR:

Rockwell Holdings I, LLC,
a Wisconsin limited liability company

By:	/s/ Matthew Bluhm
Matthew Bluhm
Its	Manager

CAREVIEW

CareView Communications, Inc.,
a Nevada corporation

By:	/s/ John R. Bailey
John R. Bailey
Its	Chief Financial Officer

GUARANTEE

In order to induce Investor to execute this Agreement, CareView-TX joins in the execution of this Agreement solely to, and does hereby, guarantee the prompt and immediate payment to Investor of the Rescission Refund (as set forth in Section 5 of this Agreement) in the event that Investor elects to make a Rescission Election as provided for in Section 5 of this Agreement, and CareView-TX grants to Investor an immediate security interest in all of its assets, whether now owned or hereafter acquired, including all of the proceeds of the foregoing, as security for the performance by CareView-TX of its guaranty. CareView-TX authorizes Investor to file one or more financing statements evidencing this security interest and/or Investor’s rights under this security interest, and CareView-TX agrees to execute any documents that may be necessary to allow Investor to file evidence of such security interest with any governmental agency that records or files such interests or that may be necessary to enable Investor to have a possessory security interests in collateral in which a security interest may only be acquired by possession. In connection with the granting by CareView-TX of this security interest to

Investor, CareView-TX warrants and represents to Investor that none of CareView-TX’s assets have been pledged to secure any other obligation of CareView-TX. The security interest granted by CareView-TX to Investor in this paragraph shall immediately terminate when both of the following have occurred: (i) with respect to the Hillcrest Project, either Investor has received notice that the Project Hospital Contract Assignment has been executed by the Project Hospital and delivered to the Project LLC or the Rescission Refund has been received by the Investor, and (ii) with respect to the Saline Project, either the Investor has received notice that the Project Hospital Contract Assignment has been executed by the Project Hospital and delivered to Project LLC or the Rescission Refund has been received by the Investor. Upon the termination of the security interest granted to Investor by CareView-TX in Section 5 of this Agreement, Investor shall terminate any financing statements or other evidence of the security interest filed in any office of a governmental agency and return to CareView-TX any collateral granted by the security interest that is in Investor’s possession.

CareView Communications, Inc.,
a Texas corporation

By:	/s/ John R. Bailey
John R. Bailey
Its	Chief Financial Officer

Exhibit A

PROJECT HOSPITAL CONTRACT

See attached.

Exhibit B

PROJECT LLC OPERATING AGREEMENT

See attached.

Exhibit C

PROJECT HOSPITAL CONTRACT ASSIGNMENT

See attached.

Exhibit D

LIMITED LICENSE OF INTELLECTUAL PROPERTY RIGHTS

See attached.

Exhibit E

PROJECT SERVICES SUBCONTRACT AGREEMENT

See attached

Exhibit F-1

PROJECT NOTE

See attached.

Exhibit F-2

RESTATED PROJECT NOTE

See attached.

Exhibit G

PROJECT SECURITY AGREEMENT

See attached.

Exhibit H

PROJECT WARRANT

See attached.

Exhibit I

PROJECT ESCROW DEPOSIT AGREEMENT

See attached.